Exhibit 99.2

September 30, 2009 Supplemental Information

Disclaimer Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should" or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the risk factors set forth in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward- looking statements.

Contents

Company Fact Sheet

Company Profile

Nationwide Health Properties, Inc. (NHP), incorporated October 1985, is a publicly traded real estate investment trust (REIT) that invests in senior housing facilities, long-term care facilities and medical office buildings throughout the United States. NHP generally acquires real estate and then leases the assets under long-term triple-net master leases to senior housing and long-term care operators and various types of leases to multiple tenants in the case of medical office buildings.

As a REIT specializing in healthcare real estate, NHP provides a focused investment strategy with a well diversified portfolio. NHP employs a conservative, long-term approach to real estate investments with an experienced professional management team having extensive operating, real estate and finance backgrounds.

Investor Highlights

- REIT structure provides opportunity to invest directly in real estate and indirectly in healthcare industry
- Quality healthcare real estate portfolio
- Long-term triple-net master leases with quality operators
- Strong affiliations with premiere hospital systems in growing medical office building markets
- Senior housing care a vital component of U.S. economy
- High dividend yield and high dividend coverage
- Financial stability
- Well positioned to take advantage of investment opportunities and to conservatively grow earnings and dividends
- NHP is one of the few healthcare REITs with investment grade ratings by Fitch, Moody's, and Standard & Poors.

Market Facts as of September 30, 2009

Closing Price	Market Capitalization	Enterprise Value
$30.99	$3.5 billion	$5.0 billion
Dividend & Yield	**52 week range**	**Shares & OP Units**
$1.76 (*5.7%*)	$18.13 – $33.79	112.1 million

Credit Ratings

Fitch BBB (stable)
Moody's Baa2 (stable)
S&P BBB- (positive outlook)

Our Portfolio as of September 30, 2009

- $4.3 billion in healthcare real estate
- 579 properties in 43 states
  - 260 Assisted and Independent Living
  - 186 Skilled Nursing
  - 80 Medical Office Buildings
  - 17 Other
  - 36 Unconsolidated JV Facilities
- Over 78 multi-facility tenants


WA
(6%)
WI
(6%)
MA
(6%)
CA
(12%)
TX
(13%)

Nationwide Health Properties
September 30, 2009— 3

FINANCIAL RESULTS

Consolidated Income Statements

Reconciliation of Net Income to Funds From Operations (FFO) See Financial Measures Definitions

Reconciliation of Net Income to Funds Available for Distribution (FAD) See Financial Measures Definitions

Reconciliation of 2009 Net Income Guidance to Recurring Diluted FFO and FAD Guidance See Financial Measures Definitions

Consolidated Balance Sheets

Other Assets

Capitalization

Capitalization (2) MOBs NHP/PMB 66 NHP/PMB Under Contruction 34 Equity Debt Investments 63 37 MrktCap TotDebt Investments 70 30 Undepreciated Book Basis Enterprise Value 63% Equity 37% Debt 70% Equity 30% Debt 66% Unsecured 34% Secured MOBs NHP/PMB 93 NHP/PMB Under Contruction 7 93% 7% Fixed Variable Debt Composition Based on total debt including NHP's share of unconsolidated joint venture

Debt Maturities and Debt Composition

Debt Covenants

Credit Facility Covenants

Bonds Covenants (Bonds Issued Prior to 2006)

New Bond Covenants (Bonds Issued After 2006)

Interest and Fixed Charge Coverage See Financial Measures Definitions

Unconsolidated Joint Venture Financial Statements - Balance Sheet

Unconsolidated Joint Venture Financial Statements - Income Statements

Financial Measures Definitions Adjusted EBITDA: We believe that Adjusted EBITDA is an important supplemental operating and liquidity measure primarily because it is used in the calculation of the Adjusted Interest Coverage Ratio and the Adjusted Fixed Charge Coverage Ratio and we present it solely for the purpose of being used in those calculations. Adjusted EBITDA is calculated by adding back any gains and losses on the sale of real estate and any impairments to EBITDA for a given period. We believe Adjusted EBITDA is most useful as a liquidity measure in the ratio calculations noted above to enable investors to determine and compare a company's ability to meet its interest and Fixed Charges obligations. However, the methodology for calculating it makes net income the most directly comparable GAAP measure. As such, we believe investors should consider Adjusted EBITDA, cash flows from operating activities and net income when evaluating our ability to meet our interest and Fixed Charges obligations. The usefulness of Adjusted EBITDA is limited because it doesn't reflect, among other things, required principal payments, cash expenditures, capital expenditures or capital commitments. Adjusted EBITDA does not represent net income or cash flows from operations as defined by GAAP and should not be considered as an alternative to either of those measures. Our calculation of Adjusted EBITDA may not be comparable to similar measures reported by other companies. Adjusted Fixed Charge Coverage Ratio: We believe that the Adjusted Fixed Charge Coverage Ratio is an important supplemental liquidity measure that reflects a company's ability to meet its interest and preferred dividend payment obligations and allows investors to compare interest and dividend paying capabilities among different companies. We calculate the Adjusted Fixed Charge Coverage Ratio by dividing Adjusted EBITDA by Fixed Charges. In addition, credit rating agencies utilize similar ratios in evaluating the credit ratings on our debt instruments. This ratio's usefulness is limited by the same factors that limit the usefulness of the components Adjusted EBITDA and Fixed Charges. Our calculation of the Adjusted Fixed Charge Coverage Ratio should not be considered an alternative to the ratio of earnings to fixed charges as defined by Item 503(d) of Regulation S-K and it may not be comparable to similar ratios reported by other companies. Adjusted Interest Coverage Ratio: We believe that the Adjusted Interest Coverage Ratio is an important supplemental liquidity measure that reflects a company's ability to meet its interest payment obligations and allows investors to compare interest paying capabilities among different companies. We calculate the Adjusted Interest Coverage Ratio by dividing Adjusted EBITDA by interest expense (including capitalized interest, if any). In addition, credit rating agencies utilize similar ratios in evaluating the credit ratings on our debt instruments. This ratio's usefulness is limited by the same factors that limit the usefulness of the component Adjusted EBITDA. Our calculations of the Adjusted Interest Coverage Ratio may not be comparable to similar ratios reported by other companies. EBITDA: We believe that EBITDA is an important supplemental operating and liquidity measure primarily because it is used in the calculation of Adjusted EBITDA which is in turn used in the calculation of the Adjusted Interest Coverage Ratio and the Adjusted Fixed Charge Coverage Ratio and we present it solely for the purpose of being used in those calculations. EBITDA is calculated by adding interest, taxes, depreciation and amortization to net income. The real estate industry uses EBITDA as a non-GAAP measure of both operating performance and liquidity. We believe it is most useful as a liquidity measure in the ratio calculations noted above to enable investors to determine and compare a company's ability to meet its interest and Fixed Charges obligations. However, the methodology for calculating it makes net income the most directly comparable GAAP measure. As such, we believe investors should consider EBITDA, cash flows from operating activities and net income when evaluating our ability to meet our interest and Fixed Charges obligations. The usefulness of EBITDA is limited because it doesn't reflect, among other things, required principal payments, cash expenditures, capital expenditures or capital commitments. EBITDA does not represent net income or cash flows from operations as defined by GAAP and should not be considered as an alternative to either of those measures. Our calculation of EBITDA may not be comparable to similar measures reported by other companies.

Financial Measures Definitions (2) FAD Payout Ratio and FFO Coverage: The FAD Payout Ratio is calculated by dividing the common dividend per share by diluted FAD per share for any given period. FAD Coverage is calculated by dividing diluted FAD per share by the common dividend per share for any given period. We believe that both of these amounts are important supplemental liquidity measures that enable investors to compare dividend security among REITs. Fixed Charges: Fixed Charges is a measure of the total interest and preferred stock dividend obligations of a company. It is calculated by adding interest expense (including capitalized interest, if any) and preferred stock dividends for any given period and is utilized in calculating the Adjusted Fixed Charge Coverage Ratio. It's usefulness is limited as, among other things, it does not include required principal payments or any other contractual obligations a company may have. Our calculation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and it may not be comparable to Fixed Charges reported by other companies. Funds Available for Distribution ("FAD"): While net income and its related per share amounts as defined by generally accepted accounting principles ("GAAP") are the most appropriate earnings measures, we believe that FAD and its related per share amounts are important supplemental measures of operating performance. GAAP requires the use of straight-line depreciation of historical costs and implies that real estate values diminish predictably and ratably over time. However, real estate values have historically risen and fallen based on various market conditions and other factors. FFO was developed as a supplemental measure of operating performance primarily in order to exclude historical cost based depreciation and amortization and its effects as it does not generally reflect the actual change in value of real estate over time. FAD was developed as a supplemental measure of operating performance primarily to exclude non-cash revenues and expenses that are included in FFO. FAD is defined as net income (computed in accordance with GAAP) excluding gains and losses from the sale of real estate plus real estate related depreciation and amortization, plus or minus straight-lined rent (plus cash in excess of rent or minus rent in excess of cash), plus or minus amortization of above or below market lease intangibles, plus non-cash stock based compensation, plus deferred finance cost amortization plus any impairments minus lease commissions, tenant improvements and capital improvements paid. The same adjustments are made to reflect our share of these same items from unconsolidated joint ventures. We believe that the use of FAD and its related per share amounts and FFO and its related per share amounts in conjunction with the required GAAP disclosures provides investors with a more comprehensive understanding of the operating results of a real estate investment trust ("REIT") and enables investors to compare the operating results between REITs without having to account for differences caused by different depreciation assumptions and different non-cash revenues and expenses. Additionally, FAD is widely used by industry analysts as a measure of operating performance for equity REITs. FAD does not represent cash flow from operating activities or net income as defined by GAAP and, therefore should not be considered as an alternative to cash flow as a measure of liquidity or net income as the primary indicator of operating performance. Our calculations of FAD may not be comparable to FAD reported by other REITs or analysts that define it differently than we do. Funds from Operations ("FFO"): While net income and its related per share amounts as defined by generally accepted accounting principles ("GAAP") are the most appropriate earnings measures, we believe that FFO and its related per share amounts are important supplemental measures of operating performance. GAAP requires the use of straight-line depreciation of historical costs and implies that real estate values diminish predictably and ratably over time. However, real estate values have historically risen and fallen based on various market conditions and other factors. FFO was developed as a supplemental measure of operating performance primarily in order to exclude historical cost based depreciation and amortization and its effects as it does not generally reflect the actual change in value of real estate over time. We calculate FFO in accordance with the National Association of Real Estate Investment Trusts' definition. FFO is defined as net income (computed in accordance with GAAP) excluding gains and losses from the sale of real estate plus real estate related depreciation and amortization. The same adjustments are made to reflect our share of gains and losses from the sale of real estate and real estate related depreciation and amortization from unconsolidated joint ventures. We believe that the use of FFO and its related per share amounts in conjunction with the required GAAP disclosures provides investors with a

Financial Measures Definitions (3) more comprehensive understanding of the operating results of a real estate investment trust ("REIT") and enables investors to compare the operating results between REITs without having to account for differences caused by different depreciation assumptions. Additionally, FFO is widely used by industry analysts as a measure of operating performance for equity REITs. FFO does not represent cash flow from operating activities or net income as defined by GAAP and, therefore should not be considered as an alternative to cash flow as a measure of liquidity or net income as the primary indicator of operating performance. Our calculations of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the NAREIT definition or interpret that definition differently than we do. Enterprise Value: Enterprise Value is a measure of a company's value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the sum of (1) the number of shares of common stock and limited partnership units multiplied by the closing price of our common stock on the last day of the period presented and (2) the number of shares of Series B preferred stock multiplied by the closing price of our Series B preferred stock on the last day of the period presented. Consolidated Enterprise Value includes our market equity capitalization and our consolidated debt. Total Enterprise Value includes our market equity capitalization, our consolidated debt and our share of the debt of our unconsolidated joint ventures. Gross Investment: We define Gross Investment as our total investment in a property which includes land, building, improvements, equipment as well as any other identifiable assets such as lease-up intangible assets, above market tenant and ground lease intangible assets (collectively "intangible assets") included on our balance sheets and/or below market tenant and ground lease intangible liabilities included in the caption "Accounts Payable and Accrued Liabilities" on our balance sheets. Recurring FAD: Recurring FAD excludes from FAD any material one-time items reflected in the financial statements for a given period. Recurring FFO: The NAREIT definition of FFO doesn't exclude impairments of assets. We believe that impairments are equivalent to losses on sale that are taken early due to the current requirements of GAAP, therefore we generally present Recurring FFO, which excludes impairments, for any period where our net income includes an impairment. We also exclude any material one-time items reflected in the financial statements for a given period.

INVESTMENTS & DISPOSITIONS

3rd Quarter 2009 Investments

Year to Date September 30, 2009 Investments

Expected Dispositions

Projected Funding Obligations through 2011 (as of September 30, 2009)

Conditional Pacific Medical Buildings Acquisition Obligations through 2011 (as of September 30, 2009)

Triple-Net Lease Expirations and Mortgage Loans Receivable Principal Payments

PORTFOLIO OVERVIEW

Portfolio Summary

Portfolio Performance Summary

Portfolio Overview Private Pay Medicare Medicaid Investments 73 10 17 Top 5 = 40% Top 10 = 55% Top 15 = 63% Asset Type Pay Source Locations Tenant/Operator WI (6%) MA (6%) CA (12%) TX (13%) (based on investment) (based on investment*) (based on revenue) WA (6%) *Investment includes all asset types Private Pay 73% Medicaid 17% Medicare 10% Skilled Assissted Other MOBs Investments 26 48 6 20 Independent and Assisted Living 48% Skilled Nursing 26% MOBs 20% Other 6%

Consolidated Portfolio Performance by Asset Type

Consolidated Portfolio Performance

Consolidated Non-Stabilized Portfolio Performance by Asset Type

Tenant Concentration

Geographic Performance Metrics

Geographic Performance Metrics

Portfolio Performance Summary | Asset Class Composition Trends (by Investment)

Portfolio Performance Summary | Private Pay Composition Trends (by Revenue)

Portfolio Performance Summary | Top Tenant Concentration Trends (by Revenue)

Unconsolidated JV Portfolio Performance Metrics

Medical Office Building Portfolio Performance Metrics

Medical Office Building Lease Expirations and Mortgage Loan Receivable Principal Payments

Portfolio Performance Measures Definitions Annualized Cash Rent/NOI: The most recent monthly total cash rent due from our tenants as of the end of the current reporting period multiplied by twelve. For our multi-tenant medical office building portfolio, NOI rather than cash rent is annualized. We use Annualized Cash Rent to calculate our EBITDARM, EBITDAR and EBITDAR - Capex coverages. Facility EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent on an annualized basis. We believe EBITDAR is a good estimate of facility cash flows after payment of management fees. We use a standardized imputed management fee equal to 5% of the revenues our tenants or borrowers generate at each individual facility (Facility Revenues) which we believe represents typical management fees for our senior housing and long-term care portfolios. We receive periodic facility financial information from our tenants that we utilize to calculate EBITDAR. All facility financial information was derived solely from information provided by our tenants and borrowers and we have not verified such information. We use EBITDAR to calculate the EBITDAR (cash flow) coverage for our portfolio. Facility EBITDAR Coverage: Annualized EBITDAR divided by Annualized Cash Rent. This ratio is a measure of a facility's ability to cover its cash rent obligations. EBITDAR Coverage of 1.0X would indicate the EBITDAR is just sufficient to pay the cash rent. The higher the coverage, the better able a facility is to meet its rent obligations. This is the mid-range coverage calculation we utilize. Facility EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees on an annualized basis. We believe EBITDARM is a good estimate of facility cash flows before payment of management fees. We use a standardized imputed management fee equal to 5% of the revenues our tenants or borrowers generate at each individual facility (Facility Revenues) which we believe represents typical management fees for our senior housing and long-term care portfolios. We receive periodic facility financial information from our tenants that we utilize to calculate EBITDARM. All facility financial information was derived solely from information provided by our tenants and borrowers and we have not verified such information. We use EBITDARM to calculate the EBITDARM (cash flow before management fee) coverage for our portfolio. Facility EBITDARM Coverage: Annualized EBITDARM divided by Annualized Cash Rent. This ratio is a measure of a facility's ability to cover its cash rent obligations assuming it doesn't have to pay its management fee. EBITDARM Coverage of 1.0X would indicate the EBITDARM is just sufficient to pay the cash rent. The higher the coverage, the better able a facility is to meet its rent obligations. This is the least restrictive coverage measure we utilize. Facility EBITDAR - Capex: Earnings before interest, taxes, depreciation, amortization and rent less minimum capital expenditures (capex) calculated on an annualized basis. We believe EBITDAR is a good estimate of facility cash flows after a reserve for minimum capital expenditures required to maintain a facility. We use a standardized imputed capital expenditure schedule in our calculations based on the type, size and age of each facility which we believe represents typical minimum capital expenditures for our senior housing and long-term care portfolios. We receive periodic facility financial information from our tenants that we utilize to calculate EBITDAR - Capex. All facility financial information was derived solely from information provided by our tenants and borrowers and we have not verified such information. We use EBITDAR - Capex to calculate the EBITDAR - Capex (cash flow after reserves for minimum capex requirements) coverage for our portfolio. Facility EBITDAR - Capex Coverage: Annualized EBITDAR - Capex divided by Annualized Cash Rent. This ratio is a measure of a facility's ability to cover its cash rent obligations after it makes the minimum capital expenditures required to maintain the facility. EBITDAR - Capex Coverage of 1.0X would indicate the EBITDAR - Capex is just sufficient to pay the cash rent. The higher the coverage, the better able a facility is to meet its rent obligations. This is the most restrictive coverage measure we utilize. Facility Revenues: The revenues generated by each individual facility on an annualized basis. We receive periodic facility financial information from our tenants that we utilize to calculate Facility Revenues. All facility financial information was derived solely from information provided by our tenants and borrowers and we have not verified such information.

Portfolio Performance Measures Definitions (2) Gross Investment: We define Gross Investment as our total investment in a property which includes land, building, improvements, equipment as well as any other identifiable assets included in the caption Other Assets on our balance sheets. Items classified in Other Assets generally pertain to our medical office buildings and may include such things as tenant improvements, leasing commissions, above/(below) market lease value, lease in place value and other items. Monthly Revenue per Occupied Bed/Unit: For our senior housing and long-term care portfolio, monthly revenue per occupied bed or unit is derived by determining the monthly revenue generated by each individual facility divided by the total number of actual resident days for a 30-day month. All facility performance data were derived solely from information provided by our tenants and borrowers and we have not verified such information. Occupancy: For our senior housing and long-term care portfolio, occupancy represents a facility's actual resident days (total number of beds or units occupied multiplied by the number of days in the period) divided by the total resident capacity (total number of beds or units in service for the period multiplied by the number of days in the period). For medical office buildings, facility occupancy represents the leased square feet divided by the total rentable square feet. In all cases (senior housing, long-term care and medical office buildings), the reporting period represents the month prior to quarter end. All facility performance data were derived solely from information provided by our tenants and borrowers and we have not verified such information. NOI: Net operating income ("NOI") is a non-GAAP supplemental financial measure used to evaluate the operating performance of our facilities. We define NOI for our triple-net leases segment as rent revenues. For our multi-tenant leases segment, we define NOI as revenues minus medical office building operating expenses. In some cases, revenue for medical office buildings includes expense reimbursements for common area maintenance charges. NOI excludes interest expense and amortization of deferred financing costs, depreciation and amortization expense, general and administrative expense and discontinued operations. We present NOI as it effectively presents our portfolio on a "net" rent basis and provides relevant and useful information as NOI (continued): it measures the operating performance at the facility level on an unleveraged basis. We use NOI to make decisions about resource allocations and to assess the property level performance of our properties. Furthermore, we believe that NOI provides investors relevant and useful information because it measures the operating performance of our real estate at the property level on an unleveraged basis. We believe that net income is the GAAP measure that is most directly comparable to NOI. However, NOI should not be considered as an alternative to net income as the primary indicator of operating performance as it excludes the items described above. Additionally, NOI as presented above may not be comparable to other REITs or companies as their definitions of NOI may differ from ours. Q-Mix: For our long-term care portfolio, Q-Mix (abbreviation for Quality-Mix) refers to the combination of a Tenant's private and medicare revenues as a percentage of total revenues. As private and medicare rates are generally higher at long-term care facilities, Tenants can oftentimes improve margins by selectively targeting medicare and private-pay residents. As such, an increase in the Q-Mix generally results in a corresponding increase in a Tenant's total revenues. Rentable Square Feet: For our medical office building portfolio, rentable square feet represents the area measured to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. An add-on or load factor is used to charge the tenant for a percentage of the common areas, so that the total rentable square footage for the building is equal to sum of each floor's rentable area. Same Property (Performance): Results shown under the Same Property caption present the financial or other performance measures for only those facilities that were in our portfolio for more than twelve month at the end of all periods presented.